Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is between RGC RESOURCES INC. (“Guarantor”) and DTE ENERGY TRADING, INC. (the “Company”) and is effective from and after April 1, 2025 (the "Effective Date").

WHEREAS, Roanoke Gas Company, a Virginia corporation and wholly-owned subsidiary of Guarantor (the "Subsidiary") and the Company are parties to a Natural Gas Asset Management Agreement dated April 1, 2025 (the “Asset Management Agreement”) and a Base Contract for Sale and Purchase of Natural Gas dated April 1, 2025 (as may be amended from time to time, collectively, the “Agreements”).

WHEREAS, the Subsidiary has undertaken or will undertake certain payment obligations under the Agreements (the “Obligations”) and the Company has requested that Guarantor guarantee the Obligations of the Subsidiary as provided in this Guaranty.

WHEREAS, Guarantor has determined that it will derive significant economic benefits from the Subsidiary entering into the Agreements; and Guarantor desires to enter into this Guaranty with the Company as an inducement to the Company to enter into the Agreements with the Subsidiary.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and subject to the terms hereof and intending to be legally bound, Guarantor covenants and agrees as follows:

Section 1. Guaranty. Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Company the due and punctual payment of the Obligations of the Subsidiary under the Agreements. This is a guaranty of payment and not of collection or performance and shall apply regardless of whether recovery of all such Obligations may be or become discharged, or uncollectible in any bankruptcy, insolvency or other proceeding, or otherwise unenforceable. Each and every default by Subsidiary in the payment of the Obligations under the Agreements will give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. Notwithstanding the foregoing, Guarantor will not be liable hereunder for consequential, incidental, punitive, exemplary or indirect damages, in tort, contract or otherwise, or any penalties or charges assessed by any person or entity. All sums payable by Guarantor hereunder shall be made in freely transferable funds.

Section 2.    Termination.    This Guaranty shall remain in full force and effect until the earlier of the termination date of the Asset Management Agreement or the tenth (10) business day after this Guaranty is terminated by written notice as set forth in Section 10 hereunder. No termination shall affect, release or discharge Guarantor’s liability with respect to any Obligations existing or arising under the Agreements prior to the effective date of termination or expiration.

Section 3. Demand for Payment. As a condition precedent to each payment under this Guaranty, a demand by Company for payment hereunder shall be in writing, signed by a duly authorized representative of Company and delivered to Guarantor pursuant to “Notices” hereof, and shall (a) reference this Guaranty, (b) specifically identify Company, the nature of the default, the Obligations to be paid and (c) set forth payment instructions, including bank name, routing number and bank account number. There are no other requirements of notice, presentment or demand. Guarantor shall pay, or cause to be paid, such Obligations within ten (10) business days of receipt of such demand.

Section 4. Obligation Absolute. The obligations of Guarantor under this Guaranty will remain in full force and effect until the Obligations of the Subsidiary under the Agreements have been fully discharged and terminated. If any payment by Subsidiary in respect of any Obligation is rescinded or must otherwise be restored, returned or recovered from the Company due to bankruptcy or insolvency laws such as a preference or fraudulent transfer under federal or state bankruptcy laws, Guarantor will remain liable under this Guaranty with respect to such Obligations as if such payment had not been made.

Section 5. Reservation of Defense. Notwithstanding any other provision of this Guaranty, in any action brought with respect to this Guaranty, Guarantor expressly reserves to itself and will be entitled to raise as a complete or partial defense to any liability it may otherwise have hereunder, any defenses to the same extent as such defenses could have been raised by the Subsidiary, except those arising out of the bankruptcy, insolvency, dissolution or liquidation of the Subsidiary and the lack of validity or enforceability of the Agreements or any other documents executed in connection with the Agreements.

Section 6. Expenses. In the event this Guaranty is collected by or through an attorney at law, Guarantor will reimburse the Company for all costs of collection, including reasonable attorneys’ fees and expenses actually incurred. Any amounts received by the Company hereunder may be applied to the Obligations or the costs of collection under this Guaranty in such order and manner as the Company may deem appropriate.

Section 7.    Waivers and Consents. Guarantor hereby waives notice of (a) acceptance of this Guaranty, (b) notice of transactions entered between Company and Subsidiary and any action taken with regard thereto, (c) presentment and demand for payment concerning the liabilities of Guarantor hereunder, except as specifically provided herein and (d) any dishonor or default by, or disputes with Subsidiary. Guarantor consents to the renewal, compromise, extension or modification to the terms of the Obligations and to any change, modification or waiver of the terms of the Agreements without impairing or releasing the obligations of Guarantor hereunder.

Section 8.    Representations and Warranties. Guarantor represents and warrants that:

(a)    It is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to execute, deliver and perform this Guaranty;

(b)    The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene any contractual restriction binding on Guarantor or its assets;

(c)    This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

Section 9.    Revocation. This Guaranty will not apply to Obligations under any Agreements (or under any transactions under any Agreements) entered into by Subsidiary after the date of actual receipt by the Company of written notice from Guarantor of the revocation of this Guaranty, but such revocation will not affect liability for any obligations arising from transactions entered into prior to the effectiveness of any revocation.

Section 10. Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law must be in writing and will be deemed to have been validly given or served by delivery of the same in person to the intended addressee; or by depositing the same with Federal Express or another reputable private courier service for next business day delivery or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in either case addressed to the intended addressee at its address set forth below or at such other address as may be designated by such party as herein provided or sent by fax at the number designated below with a copy sent via mail or overnight courier. All notices, demands and requests will be effective upon receipt if delivered by fax or by personal delivery, or one business day after being deposited with the private courier service, or two business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required will be deemed to be receipt of the notice, demand or request sent. The parties hereto will have the right from time to time to change their respective addresses and each will have the right to specify as its address any other address within the United States of America.

Address of the Guarantor:

RGC Resources Inc.

PO Box 13007

Roanoke, VA 24030

Attention:    Timothy J. Mulvaney

VP, Treasurer and CFO

Phone:    (540) 777-3997

Fax:        (540) 777-2636

Address of Company:

DTE Energy Trading, Inc.

One Energy Plaza, 400 WCB

Detroit, MI 48226

Attention: Credit Manager

Phone:    (313) 548-8232

Email:    dte_credit@dteenergy.com

Section 11. Assignment. This Guaranty will inure to the benefit of and may be enforced by the Company and its successors and assigns, and will be binding upon and enforceable against Guarantor and its successors and assigns.

Section 12. Governing Law, Severability; Entire Agreement. This Guaranty is to be interpreted, construed and governed by and in accordance with the laws of the State of Georgia. The invalidity of any portion, provision or paragraph of this Guaranty will not affect or render invalid any other portion, provision or paragraph of this Guaranty. This Guaranty constitutes the entire agreement between Guarantor and the Company with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. No modification of this Guaranty and no waiver of any right or remedy hereunder, will be binding unless it is in writing and signed by Guarantor and the Company. No delay or failure by the Company to exercise any right or remedy will operate as a waiver thereof, and no single or partial exercise by the Company of any right or remedy will preclude other or future exercise thereof or the exercise of any other right or remedy.

Section 13. Electronic Signatures. This Guaranty (and any amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile, electronic mail in portable document format (.pdf)), each of which shall be deemed an original and shall have the same effect as delivery of an executed original of this Guaranty (or amendment, modification and waiver, as applicable). Guarantor and Company (by acceptance hereof) agree that the electronic signature, whether digital or encrypted, of the Guarantor to this Guaranty or amendment, modification or waiver thereof is intended to authenticate this writing and to have the same force and effect as a manual signature.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer or representative.

RGC Resources, Inc.

By: /s/ Paul W. Nester

Name: Paul W. Nester

Title: President and Chief Executive Officer